EXHIBIT 5.1

10001 Woodloch Forest Drive Suite 200 The Woodlands, Texas 77380 713.220.4801 Phone 713.220.4815 Fax andrewskurth.com

June 16, 2014

TETRA Technologies, Inc.
24955 Interstate 45 North, Suite 600
The Woodlands, Texas 77380

Ladies and Gentlemen:

We have acted as counsel for TETRA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of up to 232,302 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which are subject to issuance by the Company pursuant to an Employee Restricted Stock Award Agreement to be entered into by and between the Company and Joseph Elkhoury (the “Award Agreement”).

In rendering the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified to our satisfaction, of the following (a) the Registration Statement; (b) the form of the Award Agreement attached as an exhibit to the Registration Statement; (c) the Restated Certificate of Incorporation of the Company, as amended to date; (d) the Amended and Restated Bylaws of the Company, as amended to date; (e) certain resolutions adopted by the Board of Directors of the Company; and (f) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) such statutes, including the Delaware General Corporation Law, as we have deemed necessary or advisable for the purposes of this opinion.
In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) that all signatures on documents examined by us are genuine, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and of public officials, and we have not independently verified any factual matter relating to the opinions expressed herein.
Based upon the foregoing and such legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Shares issuable by the Company pursuant to the Award Agreement have been duly authorized, and (ii) upon issuance and delivery of such Shares pursuant to the terms of the Award Agreement, and upon receipt by the Company of lawful consideration under Delaware law in accordance with the terms of the Award Agreement, and otherwise in accordance with the terms and conditions of the Award Agreement, including the lapse of the restrictions relating thereto, such Shares will be validly issued, fully paid and non-assessable.

TETRA Technologies, Inc.
June 16, 2014

We express no opinion other than as to the federal laws of the United States of America and the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing). For purposes of this opinion, we assume that the Shares will be issued in compliance with all applicable state securities or blue sky laws.
We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder.
Our opinion is rendered as of the date hereof, and we assume no obligation to update or supplement our opinion to reflect any change of fact, circumstance or law after such time.
Very truly yours,
/s/Andrews Kurth LLP